Exhibit 32.1

CERTIFICATION

The following is the certification required pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

In connection with the report of Tower Park Marina Investors, LP (the “Partnership”) on Form 10-Q for the fiscal quarter ended September 30, 2015 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Partnership.

November 12, 2015	By:	/s/ Michael M. Sachs

Michael M. Sachs

President, Secretary, Vice President and Chief Financial Officer of Westrec Investors, Inc., the Corporate General Partner of the Partnership (Principal Executive Officer, Principal Operating Officer and Principal Financial and Accounting Officer)